UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 8, 2007


                              Compuware Corporation
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-20900


                Michigan
     (State or other jurisdiction of                     38-2007430
     incorporation or organization)         (I.R.S. Employer Identification No.)

  One Campus Martius, Detroit, Michigan                  48226-5099
(Address of Principal Executive Offices)                 (Zip Code)


      (Registrant's telephone number, including area code): (313) 227-7300

                            _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

As part of its on-going efforts to reduce costs, on June 8, 2007, Compuware Corporation (the "Company") began communicating to affected employees a realignment plan for a number of its product development activities, designed to reduce costs and improve operating efficiencies. This action will eliminate the positions of approximately 245 employees, or 3.25% of its workforce. Details of the Company's plans are described in the press release attached hereto as
Exhibit 99.1, which is incorporated herein by reference. The Company committed to proceeding with the realignment on June 8, 2007 when management finalized its decision to proceed and began communicating the realignment to affected employees.

At this time, the Company estimates the costs to be incurred in connection with this effort to be approximately $21 million, of which approximately $16 million will be severance related and approximately $5 million related to other costs. Approximately $17 million of the above costs will result in future cash expenditures.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

            99.1    Press Release, dated June 11, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COMPUWARE CORPORATION


Date: June 14, 2007                        By: /s/ Laura L. Fournier
                                               ---------------------------
                                           Laura L. Fournier
                                           Senior Vice President
                                           Chief Financial Officer


                                INDEX OF EXHIBITS


    Exhibit No.                        Description
    -----------  ------------------------------------------------------------

        99.1     Press Release, dated June 11, 2007.